EXHIBIT 4.2

                        MORTGAGE LOAN PURCHASE AGREEMENT
                        --------------------------------

            This Mortgage Loan Purchase Agreement (the "Agreement"), dated February 27, 2007, is between Banc of America Mortgage Securities, Inc., a Delaware corporation (the "Purchaser" or the "Company") and Bank of America, National Association, a national banking association ("BANA" or the "Seller").

            The Purchaser and the Seller hereby recite and agree as follows:

            1. Defined Terms. Terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement dated February 27, 2007 (the "Pooling and Servicing Agreement"), among the Company, BANA, as servicer and Wells Fargo Bank, N.A., as trustee (the "Trustee"), relating to the issuance of the Banc of America Mortgage 2007-1 Trust, Mortgage Pass-Through Certificates, Series 2007-1 (the "Certificates") or, if not defined therein, in the underwriting agreement dated February 26, 2007 (the "Underwriting Agreement"), among the Company, BANA and Banc of America Securities LLC (the "Underwriter") or in the purchase agreement dated February 27, 2007 (the "Purchase Agreement"), among the Company, BANA and Banc of America Securities LLC.

            2. Purchase Price; Purchase and Sale. The Seller agrees to sell, and the Company agrees to purchase, the mortgage loans (the "Mortgage Loans"), listed in the Mortgage Loan Schedule. The purchase price (the "Purchase Price") for the Mortgage Loans shall consist of $[______________] payable by the Company to the Seller on the Closing Date in immediately available funds.

            Upon payment of the Purchase Price, the Seller shall be deemed to have transferred, assigned, set over and otherwise conveyed to the Company all the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date (and including scheduled payments of principal and interest due after the Cut-off Date but received by the Seller on or before the Cut-off Date and Principal Prepayments received or applied on the Cut-off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date), together with all of the Seller's rights, title and interest in and to the proceeds of any related title, hazard, primary mortgage, mortgage pool policy or other insurance policies, but excluding any fees payable by a Mortgagor for the right to cancel any portion of principal or interest of a BPP Mortgage Loan. The Company hereby directs the Seller, and the Seller hereby agrees, to deliver to the Trustee all documents, instruments and agreements required to be delivered by the Company to the Trustee under the Pooling and Servicing Agreement and such other documents, instruments and agreements as the Company or the Trustee shall reasonably request.

      3. Representations and Warranties. The Seller hereby represents and warrants to the Company that (i) the Company's representations and warranties to the Trustee pursuant to Section 2.04 of the Pooling and Servicing Agreement insofar as they relate to the Mortgage Loans are true and correct, as of the date thereof, and (ii) the Seller has not dealt with any broker, investment banker, agent or other Person (other than the Company and Banc of America Securities LLC) who may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans. The Seller hereby agrees to cure any breach of such representations and warranties in accordance with the terms of the Pooling and Servicing Agreement.

      4. Repurchase or Substitution. The Seller hereby agrees to repurchase any Mortgage Loan (i) for which any document is not delivered, as provided in paragraph 2 above, (ii) which is found by the Trustee to be defective in any material respect, as provided in the Pooling and Servicing Agreement, or (iii) which is discovered at any time not to be in conformance with the representations and warranties referred to in paragraph 3 above and which document relating thereto the Seller does not deliver or which defect or breach the Seller does not cure (as provided in paragraph 3 above) within 90 days after the date of notice thereof from the Trustee or the Company, at a price equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Interest Rate, through the last day of the month in which such repurchase takes place. In addition, the Seller hereby agrees to reimburse the Purchaser for any Reimbursement Amount. Alternatively, the Seller hereby agrees, if so requested by the Company, to substitute for any such Mortgage Loan, a new mortgage loan having characteristics such that the representations and warranties referred to in paragraph 3 above would not have been incorrect (except for representations and warranties as to the correctness of the Mortgage Loan Schedule) had such substitute mortgage loan originally been a Mortgage Loan. The Seller further agrees that a substituted mortgage loan will have on the date of substitution the criteria set forth in the definition of "Substitute Mortgage Loan" in the Pooling and Servicing Agreement. The Seller shall remit to the Company, in cash, the difference between the unpaid principal balance of the Mortgage Loan to be substituted and the unpaid principal balance of the substitute mortgage loan.

      5. BPP Mortgage Loans. With respect to any BPP Mortgage Loan, the Seller hereby agrees to remit to the Trustee, on behalf of the Trust, as assignee of the Company (a) the amount of any principal and interest due by a Mortgagor and cancelled for any month pursuant to the terms of the related Mortgage Note (the "Monthly Covered Amount") upon the disability or involuntary unemployment of the related Mortgagor or (b) the outstanding principal balance of the Mortgage Loan cancelled pursuant to the terms of the related Mortgage Note together with accrued interest at the Mortgage Interest Rate minus the Servicing Fee Rate to the date of cancellation (the "Total Covered Amount") upon the accidental death of the related Mortgagor. Any Monthly Covered Amount or Total Covered Amount payable by the Seller pursuant to this Section 5 shall be deposited by the Seller in the Servicer Custodial Account on or prior to, in the case of any Monthly Covered Amount, the Remittance Date relating to the Distribution Date immediately following the Due Date as to which such Monthly Covered Amount relates and, in the case of a Total Covered Amount, the Remittance Date relating to the Distribution Date in the month following the month in which the cancellation to which such Total Covered Amount relates occurs.

      6. Underwriting. The Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the mortgage loans, reasonably requested by the Company in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement or the Purchase Agreement at or prior to the Closing Date.

      7. Costs. The Company shall pay all expenses incidental to the performance of its obligations under the Underwriting Agreement and the Purchase Agreement, including without limitation (i) any recording fees or fees for title policy endorsements and continuations, (ii) the expenses of preparing, printing and reproducing the Prospectus, the Prospectus Supplement, the Underwriting Agreement, the Private Placement Memorandum, the Purchase Agreement, the Pooling and Servicing Agreement and the Certificates and (iii) the cost of delivering the Certificates to the offices of Banc of America Securities LLC insured to the satisfaction of Banc of America Securities LLC.

      8. Notices. All demands, notices and communications hereunder shall be in writing, shall be effective only upon receipt and shall, if sent to the Company, be addressed to it at Banc of America Mortgage Securities, Inc., 214 North Tryon Street, Charlotte, North Carolina, 28255, Attention: General Counsel with a copy to the Chief Financial Officer, or if sent to BANA, be addressed to it at Bank of America, National Association, 101 South Tryon Street, Charlotte, North Carolina, 28255, Attention: General Counsel with a copy to the Treasurer.

      9. Trustee Beneficiary. The representations, warranties and agreements made by the Seller in this Agreement are made for the benefit of, and may be enforced by, the Trustee and the Holders of Certificates to the same extent that the Trustee and the Holders of Certificates, respectively, have rights against the Company under the Pooling and Servicing Agreement in respect of representations, warranties and agreements made by the Company therein.

      10. Recharacterization. The parties to this Agreement intend the conveyance by the Seller to the Purchaser of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Purchaser a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

      11. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law provisions. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed in any manner which would have a material adverse effect on Holders of Certificates without the prior written consent of the Trustee. The Trustee shall be protected in consenting to any such change to the same extent provided in Article IX of the Pooling and Servicing Agreement. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Seller and their respective successors and assigns.



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            IN WITNESS WHEREOF, the Company and the Seller have caused this
Agreement to be duly executed by their respective officers as of the day and year first above written.


                                       BANC OF AMERICA MORTGAGE SECURITIES, INC.



                                       By: /s/ Judy Lowman
                                          ------------------------------------
                                          Name:  Judy Lowman
                                          Title: Senior Vice President


                                       BANK OF AMERICA, NATIONAL ASSOCIATION



                                       By: /s/ Stephen A. Cummings
                                          ------------------------------------
                                          Name:  Stephen A. Cummings
                                          Title: Senior Vice President